                                  EXHIBIT 23(b)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement under the Securities Act of 1933, on Form S-8 (file number 333-33214) and on Form S-8 (file number 333-47824), of our report dated February 5, 2002 relating to the balance sheet of Pinnacle Data Systems, Inc. as of December 31, 2001, and the related statements of income, stockholders' equity, and cash flows for the year then ended, which report appears in the report on Form 10-KSB of Pinnacle Data Systems, Inc.

                                                        /s/ HAUSSER + TAYLOR LLP



Columbus, Ohio
March 26, 2003